UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

LAKESIDE HOLDING LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-42140	82-1978491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

(Address of Principal Executive Offices and Zip Code)

(224) 446-9048

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 25, 2025, Lakeside Holding Limited (the “Company”) held its special meeting of stockholders (the “Special Meeting”) to discuss and approve the proposals listed below, which were also provided to the stockholders enclosed in that certain proxy statement. Holders of 8,949,053 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) were present in person or by proxy at the Special Meeting, representing 51.35% of the total outstanding shares of Common Stock and therefore constituting a quorum of more than a majority of the shares outstanding and entitled to vote at the Special Meeting as of October 16, 2025, the record date.

The final voting results for the matters submitted to a vote of stockholders at the Special Meeting are as follows. There were no Broker non-votes in this Special Meeting.

1.	A proposal to approve an amendment to the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) to increase the authorized shares of Common Stock to 2,000,000,000 shares:

Votes For	Votes Against	Abstentions
8,883,824	65,229	0

Pursuant to the foregoing votes, an amendment to the Company’s Articles of Incorporation to increase the authorized shares of Common Stock to 2,000,000,000 shares was not approved or adopted, as such proposal requires affirmative votes of stockholders that represent seventy-five percent (75%) of the voting power entitled to vote.

2.	A proposal to approve an amendment to the Company’s Articles of Incorporation to authorize 1,000,000,000 shares of “blank check” preferred stock:

Votes For	Votes Against	Abstentions
8,883,817	65,229	7

Pursuant to the foregoing votes, an amendment to the Company’s Articles of Incorporation to authorize 1,000,000,000 shares of “blank check” preferred stock was not approved or adopted, as such proposal requires affirmative vote of stockholders that represent seventy-five percent (75%) of the voting power entitled to vote.

3.	A proposal to approve an amendment to the Company’s Articles of Incorporation to amend the voting thresholds required for stockholder proposals, so that such amendments will not require an affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock entitled to vote thereon (the “Voting Threshold”):

Votes For	Votes Against	Abstentions
8,895,734	53,319	0

Pursuant to the foregoing votes, an amendment to the Company’s Articles of Incorporation to lower the Voting Threshold was not approved or adopted, as such proposal requires affirmative vote of stockholders that represent seventy-five percent (75%) of the voting power entitled to vote.

4.	A proposal to approve an amendment to the Company’s Bylaws (the “Bylaws”) to (i) reduce stockholder meeting quorum requirement, so that the presence of holders of one-third (1/3) of the Company’s outstanding shares of Common Stock entitles to vote at a stockholder’s meeting constitutes quorum, and (ii) remove informal action requirement, as regulated under Section 2.16 of the Bylaws (together, “Bylaws Amendments”):

Votes For	Votes Against	Abstentions
8,884,299	64,296	458

Pursuant to the foregoing votes, an amendment to the Company’s Bylaws to apply the Bylaws Amendments was duly approved and adopted.

5.	A proposal to approve the Company’s adoption of a new treasury reserve strategy:

Votes For	Votes Against	Abstentions
8,945,684	2,911	458

Pursuant to the foregoing votes, that certain treasury reserve strategy was duly approved and adopted.

6.	A proposal to approve future issuance of shares of Comon Stock and/or securities convertible into or exercisable for shares of Common Stock equal to 20% or more of total shares of Comon Stock outstanding in a non-public transaction or series of transactions (the “Future Issuance”):

Votes For	Votes Against	Abstentions
8,883,827	65,226	0

Pursuant to the foregoing votes, the Future Issuance was duly approved and adopted.

7.	A proposal to approve the Company’s 2025 Equity Incentive Plan:

Votes For	Votes Against	Abstentions
8,926,015	23,038	0

Pursuant to the foregoing votes, the Company’s 2025 Equity Incentive Plan was duly approved and adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKESIDE HOLDING LIMITED

Date: December 2, 2025	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

3